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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dayton Hudson Corporation Director Stock Option Plan of 1995 of our report dated March 17, 1995, with respect to the consolidated financial statements of Dayton Hudson Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 28, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Minneapolis, Minnesota
November 3, 1995